Contact:	Bevo Beaven, Vice President
Bill Conboy, Senior Account Executive
CTA Public Relations
303-665-4200
Bevo@ctapr.com
Bill@ctapr.com

Harken Energy Files 8-K Reporting Non-Reliance on 2004 Financial Statements

Dallas, TX – March 18, 2005 – Harken Energy Corporation (“Harken”)(Amex: HEC) announced it has filed a Form 8-K report with the Securities and Exchange Commission disclosing that the company was advised by its independent registered public accounting firm, Hein & Associates LLP (“Hein”), subsequent to the filing of Harken’s Form 10-K of the discovery of an error in Harken’s 2004 financial statements. This error pertains to the unrecorded accounting effect of the third quarter 2004 modification of the employee stock option plan of Global Energy Development PLC (“Global”). Harken owns an 85% interest in Global. As result of the discovered error, Harken reported that the financial statements for the year ended December 31, 2004 and for the third quarter of 2004 should no longer be relied upon. Harken will be reclassifying the option plan from a fixed option plan to a variable option plan and recognizing compensation expense related to Global’s stock options in Harken’s previously issued consolidated financial statements for the year ended December 31, 2004 and for the third quarter of 2004. For more information please review the Form 8-K report.

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

Certain statements in this announcement including statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Harken’s actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that additional “material weaknesses” or other internal control deficiencies with the meaning of Section 404 of the Sarbanes-Oxley Act of 2002 are identified, the risk that additional accounting errors are identified, and the risk that Harken is required to restate its prior financial statements for period other than the third quarter of 2004 and fiscal year 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as the date hereof.